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                                                                    EXHIBIT 10.2

                       AMENDED AND RESTATED DEBT AGREEMENT


                                                           Date: April 2nd, 2005


Principal Amount: $276,679.45 USD


This AMENDED AND RESTATED DEBT AGREEMENT is entered into on the 2nd day of April, 2005, by and between JOHN L. ROCKER, an individual, ADDRESS ("Creditor or "Rocker"") and IP PROMOTIONS, INC, a Nevada Corporation, 1224 Manor Oaks Ct., Atlanta, Ga. 30338 (DEBTOR ADDRESS), ("Debtor" or "IP").


         WHEREAS, Rocker had lent to IP PROMOTIONS, LLC, a Georgia LLC, ("IP GEORGIA") the sum of two hundred seventy-six thousand six hundred seventy-nine dollars and 45 cents ($ 276,679.45 USD), subject to certain terms and conditions set forth in an unsigned, yet mutually agreed upon promissory note hereby attached as Schedule A.

         WHEREAS, IP GEORGIA and IP entered into an Asset Purchase Agreement on March 10th, 2005 in which IP purchased certain assets from IP GEORGIA by assuming certain liabilities of IP GEORGIA. A copy of the Asset Purchase Agreement is hereby attached as Schedule B.

         WHEREAS, pursuant to the Asset Purchase Agreement, IP expressly assumed the debt by and between Rocker and IP GEORGIA.

         WHEREAS, Rocker and IP now wish to amend and restate the terms of the debt now owed by IP to Rocker.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree that he debt between both parties is hereby revised and restated as follows:

         1. ACKNOWLEDGMENT OF RESTATED DEBT AGREEMENT. IP and Rocker both acknowledge that this agreement supersedes any and all prior agreements related to the debt owed by IP to Rocker.

         2. TERMS OF DEBT. The Creditor and Debtor hereby acknowledge that on the date of this agreement, the Debtor owes the Creditor hereof the principal amount of two hundred seventy-six thousand six hundred seventy-nine dollars and 45 cents ($276,679.45) USD based on the terms and conditions set forth below (the "Debt"). The principal amount of the Debt, plus all accrued and unpaid interest on the Debt, as set forth, below shall be due and payable by the Debtor on the day before the second anniversary of the execution of this Agreement (the


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"Maturity Date"). There shall be no prepayment penalty in the event that the
Debtor chooses to pay any principal and accrued interest on the debt prior to the Maturity Date. Interest shall accrue only on the outstanding principal and accrued interest until the Loan is repaid in full.

         3. INTEREST. The Debt shall incur interest at the rate of ten Percent (10%) per annum ("Interest") until the Debt is repaid in full. Interest on the Debt shall accrue and become due and payable on the last day of each month; any unpaid interest shall be added to the outstanding principal balance.

         4. RIGHTS OF CONVERSION. The Creditor may, at his sole option and discretion, elect to convert all or a portion of the Debt for common shares of IP pursuant to the following terms and conditions

         (a) The Creditor has the right to convert all, or a portion of the Debt owed and due to common shares of the Debtor at the conversion rate of one share per $1.00 of Debt owed and due.

         (b) In order to convert, the Creditor must mail a written notice to IP Promotions, Inc., 1224 Manor Oaks Court, Atlanta, Ga. 30338 Attn: Chief Executive Officer, specifically stating the amount of debt to be converted to shares. The notice must be mailed at least 15 days prior to conversion.

         (c) Neither this Agreement nor the Shares to be issued upon conversion have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws ("Blue Sky Laws"). Those shares acquired upon conversion are to be acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement of the shares under the Securities Act and all applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Any shares issued upon conversion shall bear the same or a substantially similar legend as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "FEDERAL ACT") OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION CONTAINED THEREIN, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT AND APPLICABLE STATE SECURITIES LAWS RELATING THERETO OR THE COMPANY IS SATISFIED REGISTRATION IS NOT REQUIRED.

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                  The Creditor hereof and the Debtor agree to execute all other documents and instruments as counsel for the Creditor reasonably deems necessary to effect the compliance of the issuance of the shares of Common Stock upon conversion with respect to applicable federal and state securities laws.

         (d)      Any rights under this agreement may not be transferred etc.


         5. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants as follows:

         (a) The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Debtor has the corporate power to own its properties and to carry on its business as now being conducted.

         (b) The Debtor has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Debtor. The Debtor's Board of Directors has approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Debtor and constitutes a valid and binding obligation of the Debtor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies

         (c) This Agreement is the legal, valid and binding obligation of the Debtor, except as limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

         6. REPRESENTATIONS AND WARRANTIES. The Creditor represents and warrants as follows:

         (a) That the Creditor has knowledge and experience in financial and business matters and that he understands that the merits and risks associated with the execution of this Agreement and that the Creditor is an "Accredited Investor" as that term is defined under Rule 501 of Regulation D of the Securities Act of 1933.

         (b) This Agreement is the legal, valid and binding obligation of the Creditor.

         7.       EVENTS OF DEFAULT.

         (a) In the "Event of Default" as that term is described in 7(b), the total amount under due under this Agreement shall become immediately due and payable.

         (b) The term, "Event of Default" shall constitute the following scenarios;

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                  (1)      The Debtor is unable to pay back the Loan plus
                           Interest on the "Maturity Date".

                  (2) If the Debtor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due; or

                  (3) If the Debtor shall file a voluntary petition in bankruptcy, or shall be the subject of an involuntary bankruptcy petition, or adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future Federal Bankruptcy Code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Debtor or of all or any substantial part of its assets.

         8. NOTICES. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by FedEx mail or similar overnight delivery, postage prepaid, as follows:

                  IF TO CREDITOR:   John Rocker
                                    1224 Manor Oaks Court
                                    Atlanta,  Ga. 30338
                                    Attn:


                  IF TO DEBTOR:     IP Promotions, Inc.
                                    1224 Manor Oaks Court
                                    Atlanta, Ga. 30338
                                    Attn: Chief Executive Officer

         Or to such other address as a party hereto may designate by notice given to the other parties hereto pursuant to this paragraph.

         Any notice so addressed and mailed, shall be deemed to be given when so mailed. Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

         9. CHOICE OF LAW. This agreement is made in and shall be governed by and construed in accordance with the laws of the State of Nevada.

          10. WAIVERS. The Debtor hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Creditor in exercising any right hereunder shall operate as a waiver of such right or any other right.

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         11. NO CHANGES. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Agreement is being delivered in and shall be construed in accordance with the laws of the State of Nevada, without regard to the conflicts of laws provisions thereof.

         12. ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules attached thereto, executed on even date herewith, constitutes the full and entire understanding and agreement between the parties with regard to the Debt, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CREDITOR:



By: /S/ John Rocker
   -------------------
Name:  John Rocker



DEBTOR:

IP Promotions, Inc., a Nevada Corporation.



By: /S/ Stephen Patrick
    -----------------------
Name:  Stephen Patrick
Title: Chief Executive Officer




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